EXHIBIT 5.1


SureWest Communications
200 Vernon Street
Roseville, CA 95678

     Re: 700,000 Shares of Common Stock of SureWest Communications Offered Pursuant to the SureWest Communications 2000 Equity Incentive Plan
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Ladies and Gentlemen:

     We have examined the Proceedings taken and the instruments executed in connection with the organization and present capitalization of SureWest
Communications (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of an additional 700,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the SureWest Communications 2000 Equity Incentive Plan (the "Plan"). The Shares are the subject of Post-Effective Amendment No. 1 to Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

     Upon the basis of such examination, we are of the following opinion:

     1. The authorized shares of the Company consist of 100,000,000 shares of Common Stock.

     2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of an additional 700,000 shares of the Common Stock of the Company pursuant to the Plan have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

     3. When the above-mentioned registration statement relating to the Shares has become effective, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares will have been obtained.

     You are further advised that we consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                         Very truly yours,

                                         /s/ COOPER, WHITE & COOPER LLP